Exhibit 10.2

AGREEMENT

THIS AGREEMENT (“this Agreement”) is made and entered into as of October 18, 2011, by and between Myrexis, Inc., a Delaware corporation (“Myrexis”), and Jason Aryeh, an individual residing in Greenwich, Connecticut (“Aryeh”).

RECITALS

WHEREAS, Aryeh owns or after the date hereof may own of record or beneficially shares of Myrexis’ Common Stock, $0.01 par value per share (“Common Stock”);

WHEREAS, MSMB Healthcare LP (“Healthcare”) by letter dated August 12, 2011 nominated two individuals to be elected as Class II Directors on Myrexis’ Board of Directors (the “Board”) at Myrexis’ 2011 annual meeting of stockholders (the “2011 Annual Meeting”) and notified Myrexis that it intended to solicit proxies in favor of their election as Class II Directors on the Board (the “Solicitation”) at the 2011 Annual Meeting;

WHEREAS, Myrexis is willing to appoint Aryeh, one of such two individuals, as a Class I Director on the Board and, further, the Board is willing to appoint him to Myrexis’ Strategy Review Committee of the Board (the “SRC”), to serve in such capacities in accordance with Myrexis’ Bylaws until Myrexis’ 2013 annual meeting of stockholders (the “2013 Annual Meeting”) and his reelection or the election of his successor thereat;

WHEREAS, Aryeh has informed Myrexis and the MSMB Parties (as defined in an Agreement of even date herewith and substantially similar to this Agreement by and among Myrexis and such parties (the “MSMB Agreement”)) that he is willing to serve as a Class I Director on the Board and as a member of the SRC; and

WHEREAS, Healthcare has informed Myrexis and Aryeh that it is willing to withdraw its nomination of such two individuals for election as Class II Directors on the Board at the 2011 Annual Meeting and to terminate the Solicitation upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENTS

Section 1.1 Board Composition Matters; 2011 Annual Meeting; SRC.

(a) Myrexis shall as promptly as practicable, and in any event by the close of business one (1) business day following the date on which all of the parties hereto shall have executed and delivered this Agreement, take all actions necessary (including the calling of a special meeting of the Board to approve such actions) to:

(i) expand the size of the Board to seven by adding one additional directorship, which shall be designated as a Class I Directorship, having a term ending at the 2013 Annual Meeting and the election of Class I Directors on the Board thereat; provided that, for the avoidance of doubt, nothing in this Agreement shall be deemed to prevent, limit or condition any further expansion of the Board by the addition of one or more additional directorships unless such expansion is for the purpose of adding one or more directors who are also employees of Myrexis or Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of an employee or director of Myrexis (each such person, an “Employee Director”), in which case, upon such an expansion and the appointment of an Employee Director or Employee Directors, the parties hereto agree that this Agreement shall terminate and be of no further force or effect; and provided, further, that the replacement of one person who is an Employee Director with another person who is an Employee Director shall not constitute such an expansion which would result in termination of this Agreement; and

(ii) appoint Aryeh to (a) fill such newly created Class I Directorship and (b) become a member of the SRC.

(b) At the 2011 Annual Meeting, Myrexis shall re-nominate Robert Forrester (“Forrester”) and John T. Henderson (“Henderson”) for election as Class II Directors on the Board, each to serve in accordance with Myrexis’ Bylaws for a three-year term ending at the 2014 annual meeting of stockholders of Myrexis and their reelection or the election of their respective successors thereat, and shall solicit proxies for their election as Class II Directors on the Board at the 2011 Annual Meeting. The parties hereto acknowledge that Healthcare, by the MSMB Agreement, is withdrawing its nomination of two individuals for election as Class II Directors on the Board and irrevocably terminating the Solicitation. Aryeh hereby agrees to vote or cause to be voted all shares of Common Stock which he or any of his Affiliates holds of record or beneficially as of the record date for the 2011 Annual Meeting, for the election of Forrester and Henderson as Class II Directors of the Board at the 2011 Annual Meeting.

(c) Myrexis hereby represents and warrants that on May 26, 2011 the Board established and empowered the SRC, that Exhibit A hereto is an extract from the minutes of such meeting and that since such date the Board has not dissolved the SRC or rescinded or modified the resolutions set forth in such extract. Myrexis covenants and agrees that, prior to the completion of the 2013 Annual Meeting, the Board shall not dissolve the SRC, rescind or modify the resolutions set forth in such extract except to add Aryeh as a member of the SRC or form another committee with power and authority similar to the SRC.

Section 1.2 Standstill; Voting Agreement. (a) From the date hereof until the completion of the 2013 Annual Meeting, except in connection with the 2013 Annual Meeting, following the establishment of the record date for the 2013 Annual Meeting or with the prior written consent of Myrexis, in its sole and unfettered discretion, or in the proper exercise by Aryeh of his role as a director of Myrexis, Aryeh shall not, or not permit any of his Affiliates to, directly or indirectly, (i) acquire, announce an intention to acquire, offer or propose to acquire any record or beneficial ownership of any shares of Common Stock or other voting securities of Myrexis, or any other securities convertible into, exchangeable for or exercisable for shares of Common Stock or other voting securities of Myrexis (all such securities, collectively, “Voting Securities”) (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally), if immediately thereafter Aryeh and his Affiliates would own in the aggregate Voting Securities representing five percent (5%) or more of the combined voting power of all Voting Securities then outstanding; provided, however, that this Section 1.2(a)(i) shall not apply if and to the extent that the aggregate percentage ownership of Aryeh is increased as a result of a recapitalization or reincorporation of Myrexis, any redemption of Voting Securities by Myrexis or any other action taken by Myrexis or its Affiliates; (ii) participate in the formation of any person or group (such “person” and “group” terms for purposes of this Agreement having the same meanings as under Section 13(d)(3) of the Exchange Act) for the purpose of acquiring any Voting Securities or join with any person or group (as so defined) which, to the knowledge of Aryeh, owns or seeks to acquire record or beneficial ownership of any Voting Securities representing five percent (5%) or more of the combined voting power of all Voting Securities then outstanding; (iii) solicit proxies or consents for the voting of any Voting Securities or otherwise become a “participant,” directly or indirectly, in any “solicitation” of “ proxies” or consents to vote, or become a “participant,” in any election contest involving Myrexis or Myrexis’ securities (all such terms used herein and defined in Regulation 14A under the Exchange Act having the meanings ascribed to them therein); (iv) seek to advise or influence any person with respect to the voting of any Voting Securities; (v) initiate, propose or otherwise “solicit” Myrexis stockholders for the approval of any stockholder proposal; (vi) seek to place or cause to be placed any individual on the Board other than Aryeh or other than as recommended by the Board; (vii) otherwise engage in any course of conduct with the purpose of causing stockholders of Myrexis to vote contrary to the recommendation of the Board on any matter presented to Myrexis’ stockholders for their vote; (viii) otherwise act, directly or indirectly, alone or in concert with others, to seek to obtain control of the management, the Board, the policies or the affairs of Myrexis; or (ix) publicly (or in any manner which could reasonably be expected to cause Myrexis to make any public disclosure) request that Myrexis rescind, modify or waive any provision of this Agreement.

(b) Until the completion of the 2013 Annual Meeting, except in connection with the 2013 Annual Meeting:

(i) at each meeting of stockholders of Myrexis held for the purpose of electing any member of the Board, Aryeh shall, and shall cause each of his Affiliates to, cause all Voting Securities owned of record or beneficially by each of them to be present at such meeting for purposes of establishing quorum and to be voted (x) for the nominees recommended by the Board and (y) with respect to all other proposals of the Board and any proposals by other stockholders of Myrexis, as Aryeh determines is appropriate. No later than five (5) business days prior to each such meeting of stockholders prior to but not including the 2013 Annual Meeting, Aryeh shall, and shall cause each of his Affiliates to, vote in accordance with this Section 1.2(b)(i). Aryeh shall not, and shall cause each of his Affiliates not to, revoke or change any vote in connection with any such meeting of stockholders prior to the 2013 Annual Meeting unless such revocation or change is required or permitted in accordance with the first sentence of this Section 1.2(b)(i); and

(ii) Aryeh shall not, and shall cause his Affiliates not to, execute any written consent to approve any proposal by any other stockholder of Myrexis (including but not limited to a proposal for the removal of members of the Board and/or election of new members of the Board) which has not been recommended by the Board.

Section 1.3 Expenses. Each of Myrexis and Aryeh shall be responsible for paying all its or his own respective costs and expenses incurred in connection with the Solicitation and the analysis, discussion, negotiation and documentation of the matters set forth in this Agreement.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Representations and Warranties.

(a) Each of the parties hereto represents and warrants to the other party that:

(i) such party has all requisite authority and power or, in the case of a natural person, legal capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby,

(ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby,

(iii) the Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms, and

(iv) this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

(b) The parties hereto acknowledge, warrant and represent that they have carefully read this Agreement, understand it, have consulted with and received the advice of counsel regarding this Agreement, agree with its terms, are duly authorized to execute it and freely, voluntarily and knowingly execute it.

Section 2.2 General.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

(b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

(c) This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

(d) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the party to be notified at the respective addresses set forth below, or at such other addresses which may hereinafter be designated in writing:

If to Myrexis:

Myrexis, Inc.

305 Chipeta Way

Salt Lake City, UT 84108

Attn: Chairman of the Board

Fax: (801) 214-7992

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Jonathan L. Kravetz, Esq.

Fax: (617) 542-2241

If to Aryeh or any Aryeh Affiliate:

Jason Aryeh

34 Sumner Street

Greenwich, CT 06831

Fax: (203) 618-9218

(e) This Agreement and the legal relations hereunder between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.

(f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

(g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Each of Myrexis and Aryeh s agree that no public release or announcement concerning this Agreement shall be issued by any party without the prior written consent of Aryeh (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, as determined in each instance by the party hereto making such release or announcement in good faith and with the advice of counsel, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

(i) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

(j) Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third party, other than the parties hereto and their respective successors and assigns permitted by Section 2.2(a), any right, remedy or claim under or by reason of this Agreement

(k) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by an authorized representative of each party, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

MYREXIS, INC.

By:	/s/ Gerald P. Belle
Name: Gerald P. Belle
Title: Chairman of the Board

/s/ Jason Aryeh
Jason Aryeh